UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.
Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Registrant is the general partner of LSCP, LLLP.  As general partner, Registrant manages the business and day-to-day operations of LSCP, LLLP, and Registrant currently owns a 60.15% ownership interest in LSCP, LLLP.  Pursuant to Section 10.6 of LSCP, LLLP’s partnership agreement and Section 5.2(b) of the Registrant’s Operating Agreement, each limited partner of LSCP, LLLP shall have the right to appoint one person as a Class B Director on the Registrant’s Board of Directors, so long as the Registrant remains the general partner of LSCP, LLLP.  Such Class B Directors serve at the discretion of the limited partner until his or her successor is appointed.

On October 11, 2007, Minnesota Corn Processors Holding Company, L.L.C. (“MCP”), a limited partner of LSCP, LLLP, notified us that MCP wished to remove Martin A. Lyons as MCP’s Class B Director appointee on the Registrant’s Board of Directors and replace him with Edward A. Harjehausen, effective on October 11, 2007.  It is not anticipated at this time that Mr. Harjehausen will be appointed to any committees of the Registrant’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: October 16, 2007	By:	/s/ Stephen Roe
Stephen Roe, President and Chief Executive Officer